Exhibit 10.67

SUPPLEMENT TO
SECURITY AGREEMENT

This SUPPLEMENT, dated as of September 30, 2004 (this “Supplement”), is to the Amended and Restated Security Agreement, dated as of August 20, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), among the Debtors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in the Security Agreement) from time to time party thereto, in favor of The Bank of Nova Scotia (“Scotiabank”), as intercreditor agent (together with its successor(s) thereto in such capacity, the “Intercreditor Agent”) for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of August 20, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Las Vegas Sands, Inc., a Nevada corporation (“LVSI”), Venetian Casino Resort, LLC, a Nevada limited liability company (“Venetian”), Scotiabank, as administrative agent (in such capacity, the “Bank Agent”), Goldman Sachs Credit Partners L.P., as sole lead arranger and sole bookrunner, each of the other agents and arrangers from time to time party thereto and the financial institutions from time to time party thereto (the “Bank Lenders”), the Lenders and the Issuing Lenders have extended Commitments to make Credit Extensions to the Borrower;

WHEREAS, LVSI, Venetian, certain guarantors named therein and the Mortgage Notes Indenture Trustee have entered into the Mortgage Notes Indenture pursuant to which LVSI and Venetian issued the Mortgage Notes;

WHEREAS, pursuant to the provisions of Section 30 of the Security Agreement, the undersigned is becoming a Debtor under the Security Agreement; and

WHEREAS, the undersigned desires to become a “Debtor” under the Security Agreement in order to induce the Secured Parties to continue to extend Credit Extensions under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees, for the benefit of each Secured Party, as follows.

Section 1.  Party to Security Agreement, etc.  In accordance with the terms of the Security Agreement, by its signature below the undersigned hereby irrevocably agrees to become a Debtor under the Security Agreement with the same force and effect as if it were an original signatory thereto and the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Debtor and (b) represents and warrants that the representations and warranties made by it as a Debtor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and (c) assigns, grants and pledges, in favor of the Intercreditor Agent a security interest in all of its property and assets that would constitute Collateral to the extent set forth in Section 2 of the Security Agreement with the priority set forth therein.  In furtherance of the foregoing, each reference to a “Debtor” and/or “Debtors” in the Security Agreement shall be deemed to include the undersigned.

Section 2.  Representations.  The undersigned Debtor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

Section 3.  Full Force of Subsidiary Pledge and Security Agreement.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

Section 4.  Severability.  Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Security Agreement.

Section 5.  Governing Law, Entire Agreement, etc.  THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 6.  Counterparts.  This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

*  *  *  *  *

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

LIDO CASINO RESORT, LLC, a Nevada limited liability company

By:	Lido Intermediate Holding Company, LLC, its managing member
	By:	Venetian Casino Resort, LLC, its sole member
By: Las Vegas Sands, Inc., its managing member

	By:	/s/ HARRY MILTENBERGER
Name: Harry Miltenberger
Title: VP Finance, Secretary and Chief Accounting Officer

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:

THE BANK OF NOVA SCOTIA,
as Intercreditor Agent

By:	/s/
Name:
Title:

ANNEX 1

DEBTOR INFORMATION

Item A.   Locations of each Debtor:

Name of Debtor:	Location for purposes of UCC:
Lido Casino Resort, LLC	Nevada

Item B.   Filing locations prior to July 1, 2001

Name of Debtor:	Filing Location prior to July 1, 2001:
Lido Casino Resort, LLC	Nevada

Item C.   Trade names.

None.

Item D.   Merger or other corporate reorganization.

Distribution by Lido Casino Resort Holding Company, LLC to Lido Intermediate Holding Company , LLC of all of the equity of LCR

Item E.    Taxpayer ID numbers.

Name of Debtor:	Taxpayer ID number:
Lido Casino Resort, LLC	88-0377698

Item F.    Government Contracts:

Improvement Phasing Agreement, dated on or about August 11, 2004, between Clark County, Nevada and Lido Casino Resort, LLC.

Annex 1-1